UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Honeywell International Inc.

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Original 2020 4Q19 4Q20 2019 2020 2020 Sales Pipeline XLI HON 2020 2020 2Q20 3Q20 4Q20 Estimate Actual Operating Capital Cash Flow DeployedOriginal 2020 4Q19 4Q20 2019 2020 2020 Sales Pipeline XLI HON 2020 2020 2Q20 3Q20 4Q20 Estimate Actual Operating Capital Cash Flow Deployed

423% $3.63 HON S&P 500 Industrial Select Sector SPDR (XLI) 267% 212% 140% $1.21 103% 85% 54% 49% 24% 23% 18% 11% 10-Yr 5-Yr 3-Yr 1-Yr 2010 2020423% $3.63 HON S&P 500 Industrial Select Sector SPDR (XLI) 267% 212% 140% $1.21 103% 85% 54% 49% 24% 23% 18% 11% 10-Yr 5-Yr 3-Yr 1-Yr 2010 2020

EXECUTIVE COMPENSATION LINKED TO STRATEGY

Pay Element	Description	Link to Strategy and Performance
Base Salary	• Base salaries are determined based on scope of responsibility, years of experience, and individual performance	• To attract and compensate high-performing and experienced leaders at a competitive level of cash compensation
Annual Incentive Compensation Plan (ICP)	• 80% based on formulaic determination against pre-established financial metrics ▪ Adjusted EPS & FCF at corporate level ▪ Business unit NEOs – 50% corporate & 50% SBG • 20% based on assessment of individual performance • Range of payout on each measure is 0-200%	• To motivate and reward executives for achieving annual corporate and business unit goals in key areas of financial and operational performance • Qualitative portion based on assessment of individual performance against objectives, advancement of initiatives, and the impact of significant accomplishments
Long-Term Incentive Compensation (LTI)	• Performance Plan: ▪ 50% of annual LTI ▪ Performance Stock Units (PSUs) ▪ Four equally weighted metrics: 3-year relative TSR, cumulative revenue, avg. segment margin, avg. ROI	• Focuses executives on the achievement of specific longer-term financial performance goals directly aligned with our operating and strategic plans; TSR portion pays based on three-year return from stock price appreciation and dividends vs. the compensation peer group
	• Stock Options: ▪ 35% of annual LTI ▪ Vest over 4-Years	• Directly aligns the interests of our executives with shareowners. Options only have value for executives if operating performance results in stock price appreciation
	• Restricted Stock Units: ▪ 15% of annual LTI ▪ Vest over 6-Years	• Strengthens key executive retention over relevant time periods to ensure consistency and execution of long-term strategies



50%
35%
15%

Program Design Linked to Strategy & Performance; 92%+ Say-on-Pay Last 4 Years

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• • • 2020 • Summary • • • 2021 • Compensation Actions With ▪ Respect to ▪ 2020 ▪ •• • • 2020 • Summary • • • 2021 • Compensation Actions With ▪ Respect to ▪ 2020 ▪ •

2020 ANNUAL DIRECT COMPENSATION – NEOS



Darius Adamczyk
Chairman and CEO



Gregory P. Lewis
Senior Vice President
Chief Financial Officer



Anne T. Madden
Senior Vice President
General Counsel



Rajeev Gautam
President and CEO
Performance Materials
and Technologies (PMT)



John F. Waldron
President and CEO
Safety and Productivity
Solutions (SPS)

NEO	Position	Base Salary	Annual Incentive Plan (ICP)(1)	2020-2022 Performance Plan Units(2)	Stock Options(3)	Restricted Stock Units(4)	Total Annual Direct Compensation(5)
Darius Adamczyk	Chairman and CEO	$ 1,566,154	$ 2,508,000	$ 7,014,804	$ 4,898,608	$ 2,098,672	$ 18,086,238
Gregory P. Lewis	SVP, Chief Financial Officer	753,711	689,000	2,168,555	1,502,982	633,220	5,747,468
Anne T. Madden	SVP, General Counsel	825,529	758,000	2,168,555	1,502,982	633,220	5,888,286
Rajeev Gautam	President and CEO, PMT	768,394	503,000	2,111,984	1,468,726	615,128	5,467,232
John F. Waldron	President and CEO, SPS	704,769	908,000	1,753,701	1,224,652	524,668	5,115,790

(1) Annual ICP payouts determined 80% based on a calculation against pre-set goals. The remaining 20% was based on individual assessments.
(2) Grant date value of performance stock units (PSUs) issued on February 14, 2020 for the 2020-2022 plan period. The pandemic-related adjustment to the financial metrics for this cycle, made in the first quarter of 2021 in order to re-affirm the intended pay-for-performance opportunity of this award, is considered an award modification that will result in incremental accounting value that will be reflected as 2021 compensation on the Summary Compensation Table in the 2022 Proxy Statement. Earned shares received are subject to stock ownership and post-vesting holding requirements.
(3) All stock option grants awarded to NEOs vest ratably over four years, have a 10-year term, and are subject to stock ownership and post-exercise holding requirements. The strike price for the 2020 annual stock options is $180.92, which was the fair market value of Honeywell stock on the date of grant (February 14, 2020).
(4) Restricted stock units vest over six-year periods and are subject to stock ownership and post-vesting holding requirements.
(5) Non-SEC Total Annual Compensation from the perspective of the Management Development and Compensation Committee (MDCC) as discussed in Honeywell's 2021 Proxy Statement.

2020 NEO Compensation Snapshot – MDCC Perspective

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BOARD COMPOSITION ✓ ✓ ✓ ✓ ✓ ✓ ✓BOARD COMPOSITION ✓ ✓ ✓ ✓ ✓ ✓ ✓

CORPORATE GOVERNANCE EXCELLENCE Year Enhancement Year Enhancement • Created independent lead director role 2014- • Completed enhancements to political engagement and trade 2015 • Proactively adopted proxy access association disclosure ▪ Disclosed list of $50K+ trade association • Published Supplier Code of Business Conduct memberships and non-deductible portion of dues 2016 • Initiated significant changes to our executive compensation paid to these associations program in response to shareowner feedback ▪ Received 100% rating from the Center for Political • Amended Corp. Gov. Guidelines to improve board refreshment Accountability 2017• Instituted formal Board skills & experience matrix • Established Advisory Board and governance process to ensure political contributions align with fundamental principles • Enhanced Board self-evaluation process 2020- • Refreshment of Board composition and leadership 2021 • First director nominated under enhanced recruitment process ▪ Elected 2 new directors in anticipation of 3 director 2018 • Reduced ownership threshold to call a special meeting of retirements, including retirements upon reaching shareowners from 20% to 15% mandatory retirement age • Reduced the number of public company boards (including the ▪ Appointed new Lead Director Honeywell Board) on which any director may sit from 5 to 4 ▪ Appointed two new Board committee chairs (CGRC • Formalized equivalency of independent Lead Director and and MDCC) 2019 independent Chairman roles and responsibilities • Sustainability reporting aligned with SASB and TCFD • Formalized Board committee risk oversight responsibilities • Disclosure of director race/ethnicity on an individual basis • Combined Chief Compliance Officer & Corporate Secretary rolesCORPORATE GOVERNANCE EXCELLENCE Year Enhancement Year Enhancement • Created independent lead director role 2014- • Completed enhancements to political engagement and trade 2015 • Proactively adopted proxy access association disclosure ▪ Disclosed list of $50K+ trade association • Published Supplier Code of Business Conduct memberships and non-deductible portion of dues 2016 • Initiated significant changes to our executive compensation paid to these associations program in response to shareowner feedback ▪ Received 100% rating from the Center for Political • Amended Corp. Gov. Guidelines to improve board refreshment Accountability 2017• Instituted formal Board skills & experience matrix • Established Advisory Board and governance process to ensure political contributions align with fundamental principles • Enhanced Board self-evaluation process 2020- • Refreshment of Board composition and leadership 2021 • First director nominated under enhanced recruitment process ▪ Elected 2 new directors in anticipation of 3 director 2018 • Reduced ownership threshold to call a special meeting of retirements, including retirements upon reaching shareowners from 20% to 15% mandatory retirement age • Reduced the number of public company boards (including the ▪ Appointed new Lead Director Honeywell Board) on which any director may sit from 5 to 4 ▪ Appointed two new Board committee chairs (CGRC • Formalized equivalency of independent Lead Director and and MDCC) 2019 independent Chairman roles and responsibilities • Sustainability reporting aligned with SASB and TCFD • Formalized Board committee risk oversight responsibilities • Disclosure of director race/ethnicity on an individual basis • Combined Chief Compliance Officer & Corporate Secretary roles

Shareholder Right to Act by Written Consent (AGAINST vote recommended) • ▪ • ▪ • • • •Shareholder Right to Act by Written Consent (AGAINST vote recommended) • ▪ • ▪ • • • •

CULTURE AS A COMPETITIVE ADVANTAGE

Foundational Principles

Integrity and Ethics

- Strong tone and conduct from the top and middle management
- Code of Business Conduct with required training and certification
- World's Most Ethical Companies recognition by Ethisphere Institute

Workplace Respect

- Mandatory global sexual harassment training
- Strong investigations and trend analysis on workplace respect and harassment allegations

Inclusion & Diversity

- Zero-tolerance for discrimination and harassment based on race or color
- Critical to business strategy and long-term success

Establishing Tone From the Top

"Let me state up-front and very clearly that we will never tolerate racism at Honeywell. Fully embracing the principles of Inclusion and Diversity and treating all employees with the utmost respect every day are requirements for working here. If you can't do this, you don't belong at Honeywell."

-- Darius Adamczyk, Chairman and CEO

Behaviors

Have a Passion for Winning	Be Courageous	Become Your Best
Be Committed	High Performance Culture	Act with Urgency
Be a Zealot for Growth	Build Exceptional Talent	Think Big... Then Make It Happen

Foundational Principles Are Non-Negotiable

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••• • • • ••••• • • • ••

INCLUSION & DIVERSITY

Promoting Diversity at Honeywell

Leadership
Diverse Board of Directors, with 2 Blacks, 2 Hispanics, and 3 women. A majority of executive officers are diverse. Driving diversity included in 2021 goals for CEO-staff officers.

Hiring Diverse Talent
Global "Diversity of Slate" requirement when hiring for exempt roles in the U.S. and any management, professional, or senior administrative role globally.

Retaining Diverse Talent
Year-long career advancement program for our pipeline of female leaders expanded in 2021 to include participation of other minorities. Unconscious bias training required globally.

University Liaison Program
Partnering with historically Black colleges and universities (HBCUs) to develop and recruit diverse talent (Clark, Spelman, Morehouse, North Carolina A&T, Florida A&M).

Robust Governance Framework
CEO-sponsored I&D Steering Committee, with I&D Councils embedded in each business. Redesigned framework provides a scalable platform to support employee networks.

Partnerships to Develop Talent
Includes partnerships with the National Society of Black Engineers, Executive Leadership Council, Society of Women Engineers, Society of Hispanic Engineers, and Women in Tech.

Supported by Our 5 Key Pillars

Talent Acquisition	Talent Management	Branding & Communication	Strategic Partnerships	Inclusive Leadership

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COMMITMENT TO A SUSTAINABLE FUTURE Scope 3 15COMMITMENT TO A SUSTAINABLE FUTURE Scope 3 15

SUSTAINABLE SOLUTIONS



Sustainability
Account-ability
Real-Time Tracking and Reporting
Improvement Roadmap
Measurement Systems
Auditable Progress to Defined Outcomes
Zero C
GHG Reduction: LGWP Molecules
Fleet Electrification and Smart Logistics
Renewable Power
Energy Storage
Biofuels: Green Jet, Green Diesel
Hydrogen: Blue hydrogen, Green hydrogen
Efficiency
Energy Audit, Benchmarking & Baselining
Energy Management Services
Energy and Water* Conservation
Energy Optimization and Predictive Maintenance
Flight Management and Smart Logistics
Circularity
Lifecycle Impact
HGW Emissions Monitoring and Remediation
Plastics Recycling
Bio-sourced Plastics & Materials
Resilience
Healthy Building Technologies
Command & Control*
For Remote Operations and Security
Safety Assurance, Emergency and Disaster Response Management
Virtual Expert*
Cybersecurity

* Available through the Honeywell Partnership Ecosystem

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STEM Education Inclusion & Diversity Humanitarian Relief • •• • • • •• • • •• 17STEM Education Inclusion & Diversity Humanitarian Relief • •• • • • •• • • •• 17

Partnered to Coordinate Mass Vaccination Events • • • PPE • • • Employee Support and Recognition • •Partnered to Coordinate Mass Vaccination Events • • • PPE • • • Employee Support and Recognition • •

RECONCILIATION OF SEGMENT PROFIT TO OPERATING INCOME AND CALCULATION OF DECREMENTAL MARGIN

($M)	2Q19	3Q19	4Q19	2Q20	3Q20	4Q20
Sales	$9,243	$9,086	$9,496	$7,477	$7,797	$8,900
Segment profit	$1,970	$1,928	$2,032	$1,385	$1,553	$1,879
Stock compensation expense (1)	(34)	(37)	(41)	(34)	(40)	(50)
Repositioning, Other (2,3)	(137)	(109)	(259)	(295)	(161)	(111)
Pension and other postretirement service costs (4)	(37)	(30)	(37)	(38)	(41)	(42)
Operating income	$1,762	$1,752	$1,695	$1,018	$1,311	$1,676
Year-over-year change in Segment Profit				($585)	($375)	($153)
÷ Year-over-year change in Net Sales				($1,766)	($1,289)	($596)
Decremental Margin				33%	29%	26%

(1) Amounts included in Selling, general and administrative expenses.

(2) Includes repositioning, asbestos, environmental expenses and equity income adjustment.

(3) Included in Cost of products and services sold, Selling, general and administrative expenses, and Other income/expense.

(4) Amounts included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

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